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EXHIBIT 99.2

ELECTION FORM FOR USE BY SECURITYHOLDERS OF
SENTRY TRUST COMPANY

Ladies and Gentlemen:

        Pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 23, 2003, as amended July 31, 2003 (the "Agreement") among Sun Bancorp, Inc. ("Sun"), Sun Interim Trust Company, Sentry Trust Company ("Sentry") and Patriot Federal Credit Union, the undersigned securityholder(s) of Sentry elect(s) to receive the following form of consideration in connection with the conversion of his or her shares of common stock of Sentry ("Sentry Common Stock") and exchange of Stock Purchase Warrants for shares of Sentry Common Stock (the "Stock Purchase Warrants") upon consummation of the merger. This election is subject to allocation procedures intended to ensure that at least 60% of the aggregate value of the consideration is paid in the form of shares of common stock of Sun ("Sun Common Stock"), as described in the Proxy Statement Prospectus provided to the undersigned (the "Proxy Statement Prospectus").

CHECK THE APPROPRIATE BOX TO INDICATE YOUR ELECTION

SENTRY COMMON STOCK

☐
(i) CASH ELECTION—All shares of Sentry Common Stock to be converted to an amount equal to $8.04 per share for each share of Sentry Common Stock owned.

  OR

☐
(ii) STOCK ELECTION—All shares of Sentry Common Stock owned to be converted into a number of whole shares of Sun Common Stock determined by multiplying each share of Sentry Common Stock by 0.401 shares of Sun Common Stock, plus cash in lieu of any fractional share interest.

  OR

☐
(iii) CASH AND STOCK ELECTION—a combination of cash and stock as follows:

shares of Sentry Common Stock for cash; and
shares of Sentry Common Stock for shares of Sun Common Stock, plus cash for any fraction of shares.

        PLEASE NOTE THAT THE TOTAL NUMBER OF SHARES SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF SHARES OF SENTRY COMMON STOCK YOU OWN OF RECORD.

STOCK PURCHASE WARRANTS FOR SENTRY COMMON STOCK

☐
(i) CASH ELECTION—All Stock Purchase Warrants owned to be exchanged for an amount equal to $3.04 per each share of Sentry Common Stock into which the Stock Purchase Warrants are exercisable.

  OR

☐
(ii) STOCK ELECTION—All Stock Purchase Warrants to be exchanged for a number of whole shares of Sun Common Stock determined by multiplying each share of Sentry Common Stock into which the Stock Purchase Warrants are exercisable by 0.152 shares of Sun Common Stock, plus cash in lieu of any fractional share interest.

  OR

☐
(iii) CASH AND STOCK ELECTION—a combination of cash and stock as follows:

Stock Purchase Warrants for cash; and
Stock Purchase Warrants for shares of Sun Common Stock, plus cash for fraction of shares.

        PLEASE NOTE THAT THE TOTAL NUMBER OF STOCK PURCHASE WARRANTS SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF STOCK PURCHASE WARRANTS YOU OWN OF RECORD.

        IF YOU ARE ELECTING TO EXCHANGE STOCK PURCHASE WARRANTS FOR THE CONSIDERATION OF CASH AND/OR SHARES OF SUN COMMON STOCK (AS FURTHER SPECIFIED IN THE PROXY STATEMENT PROSPECTUS), BY SIGNING BELOW, YOU ARE IRREVOCABLY AGREEING TO FOREVER CANCEL ANY RIGHTS YOU MAY HAVE UNDER ANY STOCK PURCHASE WARRANTS FOR SHARES OF SENTRY COMMON STOCK THAT YOU OWN IN THE EVENT THAT THE MERGER IS CONSUMMATED AND ARE AGREEING TO TENDER ALL OF YOUR STOCK PURCHASE WARRANTS IN ACCORDANCE WITH THE INSTRUCTIONS TO BE GIVEN TO YOU.

        The undersigned acknowledges that the DEADLINE FOR FILING THIS ELECTION FORM with Sentry is                        , EASTERN TIME, ON                , 2003, the day of the special meeting of shareholders in which shareholders of Sentry will consider and vote upon the Agreement. IF YOU DO NOT MAKE A VALID ELECTION FOR CASH OR STOCK CONSIDERATION, SUN WILL ALLOCATE SUN COMMON STOCK AS THE FORM OF CONSIDERATION TO BE RECEIVED BY YOU, SUBJECT TO THE PROVISIONS OF THE AGREEMENT AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT PROSPECTUS. The undersigned further acknowledges that the election to receive the indicated form of consideration is subject to the allocation procedures set forth in the Agreement which are intended to ensure that at least 60% of the aggregate value of the consideration is paid in the form of shares of Sun Common Stock. See the section of the Proxy Statement Prospectus entitled "MATTER NO. 1 APPROVAL OF THE AGREEMENT—What You Will Receive" for a description of the situations in which shareholders may receive consideration for their Sentry Common Stock or Stock Purchase Warrants other than the elected form of consideration and the priorities governing such adjustments which provisions are incorporated by reference herein. The allocation of the consideration that shareholders will receive shall be made by Sun, whose determination shall be final and binding.

        Prior to                        , Eastern Time, on                , 2003, the undersigned may, at any time or from time to time, change his or her election by filing a new Election Form with Sentry.

        Shareholders who have questions regarding the election process, and/or the tax consequences associated with such election process, should consult, at their own expense, their own tax, legal and investment advisors.

Date:	, 2003
Signature of Shareholder
Signature of Shareholder

        To be signed by the holder(s) of record exactly as the name(s) of such holder(s) appears on the stock certificate and/or stock purchase warrant. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. All joint owners must sign.

        THIS ELECTION FORM IS NOT A FORM OF PROXY. THE FORM OF PROXY IS SEPARATELY PROVIDED. PLEASE RETURN BOTH THIS ELECTION FORM AND THE FORM OF PROXY TO SENTRY, USING THE ENCLOSED ENVELOPE.

DO NOT FORWARD YOUR SENTRY STOCK CERTIFICATE(S) OR STOCK
PURCHASE WARRANTS AT THIS TIME.

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ELECTION FORM FOR USE BY SECURITYHOLDERS OF SENTRY TRUST COMPANY
CHECK THE APPROPRIATE BOX TO INDICATE YOUR ELECTION
SENTRY COMMON STOCK
STOCK PURCHASE WARRANTS FOR SENTRY COMMON STOCK